Exhibit 99.2

TripAdvisor, Inc. Q2 2019 Prepared Remarks

(All comparisons are against the same period of the prior year, unless otherwise noted; some calculations may not foot due to rounding)

In the second quarter and first half of 2019, we drove strong consolidated profit growth, expanded Hotels, Media & Platform segment (“HM&P”) profit and profit margins and delivered rapid Experiences & Dining (“E&D") segment bookings and revenue growth.

Hotel performance marketing optimizations throughout last year and in Q1 this year continue to enhance profitability year-over-year in 2019. In Q2, we generated $34 million of GAAP net income and grew consolidated adjusted EBITDA 17% to $128 million. We estimate that excluding changes in foreign currency, consolidated adjusted EBITDA grew approximately 22%. First half results keep us on track to deliver double-digit consolidated adjusted EBITDA growth this year.

TripAdvisor is a powerful global offering built on people-powered information and a trusted brand. We help consumers discover, explore and experience their world. This year, we are operating with enhanced customer focus and we are executing a number of initiatives to deepen customer engagement and monetize our platform’s significant influence. Member growth has accelerated, and we are in the early days of developing more authentic, impactful TripAdvisor brand marketing. We grew supply in hotels, experiences and restaurants, giving consumers greater selection and more convenience when planning and booking their trip. For partners, we beta-launched additional media advertising offerings and we are laying the foundation for a world-class media advertising platform to capture our fair share of the >$400 billion digital media advertising market.

We are pleased with our 2019 progress towards our growth objectives.

Hotels, Media & Platform Segment Update

Q2 was another quarter of improved HM&P profitability and we made favorable early progress on foundational initiatives to deliver sustained, profitable growth.

HM&P adjusted EBITDA grew 27% to $108 million, driven by significantly reduced year-over-year selling & marketing expense. HM&P adjusted EBITDA margin expanded by 12 percentage points year-over-year to 43%. Notably, we experienced only a single-digit percentage revenue impact despite strong margin improvement.

Q2 HM&P revenue declined 7%, including 9% lower TripAdvisor-branded Hotels (“Hotels”) revenue. We estimate that excluding year-over-year changes in foreign currency, HM&P revenue declined by 4%, and HM&P adjusted EBITDA grew by 31%. Q2 profit slightly exceeded our expectations while revenue lagged due to softer-than-anticipated demand trends. Hotels revenue decreased primarily due to performance marketing optimizations throughout last year and, to a lesser extent, adverse changes in foreign currency and lower SEO revenue. We attribute our SEO trends to Google increasingly pushing its own hotel products in search results, a practice we anticipate will receive increased focus from regulators moving forward. Performance was partially offset by strong hotel sponsored placements growth.

Looking ahead, we expect HM&P adjusted EBITDA growth in both Q3 and Q4 (though contributions from marketing optimizations lessen versus the first half) and we target returning to HM&P revenue growth in Q4.

A few factors influence this view. First, we expect Hotel performance marketing expenses will be meaningfully lower than last year again in Q3, which will help year-over-year profit but not revenue. This year-over-year expense difference, and therefore revenue impact, will narrow in Q4. We will fully lap associated revenue headwinds in Q1 2020, and expect to soon be in a position to grow revenue from these channels. Second, following modest SEO revenue growth in 2018, we expect a headwind to SEO revenue in 2019. Third, we expect additional second half Display and platform revenue growth as we execute early wins along our media advertising growth strategy.

Overall, with HM&P profitability much improved, we are executing initiatives to accelerate HM&P revenue growth beyond 2019. Our efforts center on four areas:

1)	Scaling media advertising revenue;
2)	Driving consumer product enhancements that grow membership and cultivate long-term loyalty;
3)	Executing impactful TripAdvisor brand advertising; and
4)	Expanding hotel B2B product offerings.

We outline these key areas in more detail below.

First, we have huge media advertising growth potential. Q2 TripAdvisor-branded display and platform revenue grew 5%, and we are laying the groundwork to drive faster growth on a world-class media advertising platform.

Efforts so far this year have involved synthesizing TripAdvisor’s robust data for audience building and more effective ad targeting. We also beta-launched content sponsorship opportunities in the first half of the year with both new and existing clients. Throughout 2019 and 2020, we aim to increase quality inventory, develop more high-impact ad units and implement the technology and delivery infrastructure needed to activate and serve a bigger, broader client base.

We believe our long-term prospects in this area are extremely underappreciated. Emarketer forecasts the digital advertising market to grow 14% annually and reach $479 billion by 2022. TripAdvisor’s media advertising revenue, at only $153 million in 2018, has long under-indexed relative to our large, global audience and significant commerce influence in the $1.7 trillion travel market. Other internet platforms with a fraction of TripAdvisor’s monthly audience, and much less influence, demonstrate the opportunity in this area:

Industry trends are in our favor. Media dollars continue to migrate from traditional channels, like television and printed circulars, to digital. Google and Facebook have been the largest beneficiaries; however, in recent years, advertisers have increasingly sought brand-safe, non-competitive platforms with specific domain expertise and influence in attractive areas, such as retail, technology, music or travel. TripAdvisor can give advertisers access to a high-intent, global travel audience, enabling them to target and optimize campaigns and improve ad performance. We intend to offer clients a more modern, high-powered advertising suite spanning native, video and programmatic solutions, vectors that industry analysts estimate are growing by 20-30% per year. Given our media assets and opportunity ahead and, we aim to at least double Display and platform revenue over the next three to five years. We are extremely excited by our media revenue growth potential.

Second, we are ramping consumer product enhancements that increase habit and both grow and serve TripAdvisor members.

TripAdvisor is uniquely positioned to deliver consumers a more comprehensive, useful, intuitive travel product experience than any other brand. This year, we have more rapidly turned consumer feedback into product improvements. For example, in Q2 we upgraded our “Saves” and “Trips” planning features, improved mobile maps, and tested many more features that are intrinsically habit forming. At 417 million average monthly unique visitors in Q2, TripAdvisor remains the world’s largest travel community. Given our global scale, our focus is on deepening engagement with our platform. We have seen early progress. For example, new member growth has accelerated this year and we plan to enhance growth efforts in the second half. Focused efforts have also helped monetization, as hotel metasearch revenue generated by members improved nicely year-over-year.

Our internal data shows that TripAdvisor members visit directly 5x more, cross-shop 4x more, come back to the site 3x more and generate more revenue than the average TripAdvisor user. Throughout the balance of 2019 and into 2020, we are constructing – and will scale – initiatives to make TripAdvisor membership more valuable and deepen member engagement on our platform. These initiatives include improving cross-device visibility and honing AI-driven prediction algorithms to anticipate member needs to deliver more relevant, personalized content; further upgrading and enhancing our CRM approach; determining which type of loyalty program makes sense for our community; and completely reimagining the TripAdvisor app. We have a lot of exciting work ahead.

Third, we are focused on delivering more impactful TripAdvisor brand advertising.

In Q2, we completed a comprehensive brand reappraisal. Working with a cross-section of stakeholders, consumers, travelers and partners, results indicated attractive potential to turn TripAdvisor, already a well known global consumer brand with strong consumer equity in travel information, into one that is ‘known well’ for addressing travelers’ many pain points throughout the travel journey. We recently selected a new global media buying agency and throughout the balance of 2019, we will develop an integrated brand strategy and new creative enabling our consumers to see more inspiring, more impactful TripAdvisor branding across an array of mediums. Importantly, we expect to accomplish this within our existing brand advertising budget – not only in 2019, but also moving forward – as we believe our brand dollars can be even more effective as we reach and engage consumers on a deeper level. Accomplishing this will accrue monetization benefits, platform-wide.

Lastly, over the longer-term, we aim to expand our B2B product suite that can help partners leverage TripAdvisor’s global platform to grow their businesses.

Hotel sponsored placements ad revenue grew by strong double-digits in Q2 and we re-aligned sales efforts to explore and deliver additional offerings that enable hoteliers to generate even more value on our platform.

In summary, Q2 was another quarter of impressive HM&P profitability and we are focused on executing initiatives to grow HM&P revenue.

Experiences & Dining Segment Update

Accelerated E&D investments this year are growing bookable inventory, driving bookings and setting a foundation to increasingly monetize our influence across more travel categories.

Our teams are increasingly collaborating on customer-focused product initiatives. For instance, our Experiences, CoreX and Restaurants teams have been collaborating to provide dynamic recommendations on experiences and restaurants based on the time of day, local expertise and nearby options. We made notable strides providing personalized, highly relevant, location-specific recommendations, as well as curated lists to help consumers make informed, last-minute decisions in-destination on their mobile device. We also expanded payment options and made mobile tickets instantly available within mobile wallet apps. We are pleased with our progress, and see ample growth opportunity as we cross-sell our spectrum of travel products.

For suppliers, in Q2 we launched self-service “Special Offers” for international tour and activities operators, enabling them to offer discounts and secure even more bookings during summer peak travel months. Experiences’ bookable supply growth accelerated to 107% year-over-year, reaching 250,000, and an increased percentage of affordable options (e.g., events, tickets, and unique experiences) to give consumers more things to do at attractive price points.

In Restaurants, product, supply and marketing investments are delivering strong growth as well. In Q2, LaFourchette’s seated diner and bookable restaurant growth accelerated again to 37% and 28%, respectively. LaFourchette offers 65,000 bookable restaurants across 16 countries. Conversion improved on the mobile app – our largest channel – in part from this additional supply choice as well as from product enhancements and successful marketing promotions. On the media revenue side, Restaurants ads and premium subscription offerings contributed diversified growth by leveraging existing sales channels.

E&D revenue grew 28% in Q2. We estimate that excluding changes in foreign currency, E&D revenue grew approximately 33%, which was in step with bookings growth across these businesses. Experiences quarterly revenue patterns can be seasonal and can fluctuate due to the timing of bookings and consumption. We view Q2’s accelerated supply additions and solid bookings as key indicators of long-term growth. Looking ahead, we anticipate E&D revenue growth will taper in the second half as we lap hyper-growth last year on our TripAdvisor channel in Experiences and in Restaurant media advertising, while our investments drive platform expansion and build future strength.

Another positive long-term indicator remains the sheer size of our market opportunity. Phocuswright estimates that global travel activities is a $159 billion market that is currently 80% offline. PwC estimates the global restaurant market reached $1.6 trillion in 2018 and expects its growth to accelerate through 2022. We want to reinforce our market-leading position now and remain far from profit-taking mode. We could choose to operate this segment closer to enterprise-level profit margins today; however, we believe investing in platform expansion to capture market share and long-term growth is the best way to maximize future profits and shareholder value.

“Other” Update

Other revenue decreased 32% to $43 million in Q2, primarily driven by the elimination of some marginal and unprofitable revenue within some non-TripAdvisor branded offerings since the middle of last year, which reduced revenue and increased profitability. Other Adjusted EBITDA grew $5 million.

Additional Consolidated Q2 Financial Information

Q2 GAAP Net Income grew 6% to $34 million, while Non-GAAP Net Income grew 10% to $64 million. GAAP Net Income and Non-GAAP Net Income were impacted by a cumulative income tax expense of $15 million recorded during the three months ended June 30, 2019. We recorded this expense in response to a June 7, 2019, three-judge panel opinion issued from the Ninth Circuit Court of Appeals in Altera Corp. v. Commissioner, which reversed a United States Tax Court decision regarding the treatment of share-based compensation expense in a cost sharing arrangement.

In addition, we are in the process of evaluating France’s recently enacted digital services tax, which was signed into law in July. Financial impacts are not currently included in our 2019 outlook; however, early indications are that it is unlikely to be significant to our 2019 financial results.

Outlook

As a reminder, we endeavor to be as accurate as possible with our forward-looking commentary; however, a number of factors outside of our control can limit our visibility into future financial performance and can cause our results to vary materially from our current expectations.

We reiterate our expectation of double-digit consolidated adjusted EBITDA growth this year. We expect adjusted EBITDA growth in the second half to step down from the 15% growth we delivered in the first half, and we expect consolidated revenue and adjusted EBITDA growth to accelerate in Q4 versus Q3.

We believe that leveraging our strong global platform and executing with enhanced customer focus will enable us to accelerate consolidated revenue growth in 2020 and progress towards three to five year financial objectives outlined in our previous quarter’s prepared remarks.

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TripAdvisor’s second quarter 2019 earnings press release is available on the Investor Relations section of the TripAdvisor website at ir.tripadvisor.com. The earnings release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the U.S. Securities Exchange Commission, or SEC, on August 7, 2019, which is available on the Investor Relations section of our website at ir.tripadvisor.com and the SEC’s website at www.sec.gov.

Forward-Looking Statements:

These prepared remarks contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The following words, when used, are intended to identify forward-looking statements: “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,”

“should,” “will,” and similar expressions which do not relate solely to historical matters. We caution investors that any forward-looking statements in these prepared remarks, or which management may make orally or in writing from time to time, are based on management’s beliefs and on assumptions made by, and information currently available to, management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements are more fully described in Part I. Item 1A. "Risk Factors" of our Annual Report on Form 10-K. Moreover, we operate in a rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We caution you that, while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investors should also refer to our quarterly reports on Form 10-Q for future periods and current reports on Form 8-K as we file them with the SEC and to other materials we may furnish to the public from time to time through current reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

Use of Non-GAAP Financial Measures:

These prepared remarks may include references to non-GAAP measures, such as adjusted EBITDA (including forecasted adjusted EBITDA), free cash flow, and constant currency measurements, such as, non-GAAP revenue before effects of foreign exchange, and adjusted EBITDA before effects of foreign exchange, which are considered non-GAAP financial measures as they are not prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We encourage investors to review our earnings press release as it contains important information about our financial results, including tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations and other related information about these non-GAAP financial measures. We have not reconciled consolidated adjusted EBITDA guidance to projected consolidated GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and GAAP net income (loss), as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

The earning press release in addition to other supplemental financial information is available on the Investor Relations section of our website at http://ir.tripadvisor.com/. The earnings press release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the SEC on August 7, 2019, which is available on the Investor Relations section of our website at http://ir.tripadvisor.com/

and the SEC’s website at www.sec.gov.

Key Business Metrics:

We review a number of metrics, including unique visitors, hotel shoppers, and revenue per hotel shopper, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our large user base around the world. For example, a single user may have multiple member accounts or browse the internet on multiple browsers or devices, some users may restrict our ability to accurately identify them across visits, and we are not always able to capture user information on all of our platforms. As such, the calculations of our active users may not accurately reflect the actual number of people or organizations using our platform. Our metrics are also affected by applications that automatically contact our servers for regular updates with no discernible user action involved, and this activity can cause our system to count the users associated with such applications as active users on the day or days such contact occurs. As such, the calculation of some of the metrics presented may be affected as a result of this activity. We regularly review our process and may adjust how we calculate our internal metrics to improve their accuracy.

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